CERTIFICATE OF INCORPORATION

                                       OF

                                 ESCALATOR, INC.



         The Undersigned, a natural person over the age of eighteen (18) years acting as an incorporator of the Corporation under the Delaware Corporation Law, adopt the following certificate and Articles of Incorporation for such corporation:

                                    ARTICLE I


         The name of the corporation is ESCALATOR, INC. ARTICLE II

         The registered office of the Corporation in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, county of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

             "The purpose of the Corporation is to engage in any Lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

                                   ARTICLE IV

         The amount of the total authorized capital stock of this Corporation is Fifty Thousand Dollars ($100,000) divided into 50,000,000 shares of $.002 par value each. All shares shall be designated as common stock. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Company's common stock.

                                    ARTICLE V


         The name and mailing address of the incorporator of the Company is:

         A.O. Headman, Jr.                  420 East South Temple, Suite 334
                                            Salt Lake City, UT 84111


                                   ARTICLE VI


         The powers of the incorporator(s) shall terminate upon the filing of this certificate of incorporation, and the names and mailing addresses of the persons to serve as directors until the first annual meeting of stockholders of until successors are elected and qualify are:

         Name of Director                           Mailing Address
         ----------------                           ---------------
         Laura Lee Sorenson                         9025 Oakwood Place
                                                    West Jordan, Utah 84084

         Lewis B. Sorenson                          9025 Oakwood Place
                                                    West Jordan, Utah 84084

         John F. Nemelka                            125 South 10th East
                                                    Mapleton, Utah 84663

         The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.


                                   ARTICLE VII

         No contract or transaction between the corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

         2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         The undersigned, for the purpose of forming a corporation under the laws of the state of Delaware, does make, file and record this certificate, and does certify that the facts stated herein are true; and has executed this Certificate of Incorporation.

         Dated:       April 15, 1986

                                                /s/ A. O. Headman
                                                --------------------------------
                                                Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


Escalator, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: The Board of Directors of Escalator, Inc. by unanimous consent in writing duly adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling ear the proposed amendments to be submitted to the sole stockholder of said Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

                RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "IV" so that, as amended said Article shall be and read as follows:

                         The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, $.002 par value per share."

                FURTHER RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "VII" so that, as amended said Article shall be and read as follows:

                         "The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the sole stockholder of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware voted by consent in writing in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, said Escalator, Inc. has caused this certificate be signed by Laura Lee Sorenson, its President, and Lewis B. Sorenson, its Secretary, this ________ day of May, 1986.

                                           BY: /s/ Laura Lee Sorenson
                                               ---------------------------------
                                                        President


                                           ATTEST: /s/ Lewis B. Sorenson
                                                   -----------------------------
                                                        Secretary


STATE OF Utah      )
                   )ss.
COUNTY OF Salt Lake)

         On the 9th day of May, 1986, personally appeared before me Laura Lee Sorensen, President, and Lewis B Sorenson, Secretary, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as President and Secretary, and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of May, 1986


                                                 /s/ A. O. Headman
                                                 -------------------------------
                                                 NOTARY PUBLIC
                                                 Residing at Salt Lake

My Commission expires:

         3/21/87
--------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ESCALATOR, INC.


         ESCALATOR, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware for the purpose of amending its Certificate of Incorporation,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

             RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

                  The name of the Corporation is Mu Electric Corporation.

         SECOND That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by Howard A. Scala, Chairman of the Corporation, this ~ day of April, 1998.

                                            ESCALATOR, INC.



                                            By: /s/ Howard A. Scala
                                                ------------------------------
                                                Howard A. Scala, Chairman